Exhibit 99.2

FORM OF

AFFILIATE AGREEMENT

THIS AFFILIATE AGREEMENT (“Affiliate Agreement”) is being executed and delivered as of                     , 2004 by the undersigned stockholder (“Stockholder”) in favor of and for the benefit of The Cooper Companies, Inc., a Delaware corporation (“Parent”).

RECITALS

A. Stockholder is a stockholder of Ocular Sciences, Inc., a Delaware corporation (the “Company”).

B. Parent, TCC Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) and the Company have entered into an Agreement and Plan of Merger dated as of July 28, 2004 (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”) at which time the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation.

C. The Merger Agreement contemplates that, upon consummation of the Merger, holders of (i) shares of the common stock of the Company (the “Company Common Stock”) and (ii) unexpired and unexercised options to purchase shares of Company Common Stock with an exercise price per share less than the Merger Consideration Value (as defined in the Merger Agreement) (the “Company Options”) will receive cash and shares of common stock of Parent (the “Parent Common Stock”) in exchange for their shares of Company Common Stock and Company Options. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock in the Merger.

D. Stockholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an “affiliate” of the Company as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

Stockholder, intending to be legally bound, agrees as follows:

1. Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent as follows:

(a) As of the date of this Agreement, Stockholder is the holder and “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of Company Common Stock set forth beneath Stockholder’s signature on the signature page hereof (the “Stockholder’s Company Shares”), and Stockholder has good and valid title to the Stockholder’s Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature that would adversely affect the exercise or fulfillment of the rights and obligations of the parties under this Agreement, and has the sole right to vote and to dispose of the Stockholder’s Company Shares.

(b) As of the date of this Agreement, Stockholder is the holder of Company Options set forth beneath Stockholder’s signature on the signature page hereof (the “Stockholder’s Company Options”), and Stockholder has good and valid title to the Stockholder’s Company Options, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature that would adversely affect the exercise or fulfillment of the rights and obligations of the parties under this Agreement.

(c) As of the date of this Agreement, Stockholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Stockholder’s Company Shares and Stockholder’s Company Options.

(d) Stockholder has carefully read this Affiliate Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder’s ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that Stockholder is to receive in the Merger (the “Parent Securities”). Stockholder fully understands the limitations this Affiliate Agreement places upon Stockholder’s ability to sell, transfer or otherwise dispose of securities of Parent.

2. Prohibitions Against Transfer. Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Securities unless: (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker’s letter and a representation letter executed by Stockholder (reasonably satisfactory in form and content to Parent) stating that such requirements have been met; (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act; or (d) an authorized representative of the Securities and Exchange Commission (“SEC”) shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

3. Stop Transfer Instructions; Legend.

Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Securities, and (b) each certificate representing any of such Parent Securities shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF                     , 2004, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER.”

2.

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Parent shall so instruct its transfer agent, if Stockholder delivers to Parent (i) a fully executed representation letter constituting satisfactory evidence that the shares have been sold in compliance with Rule 145 promulgated under the Securities Act (in which case, the substitute certificate shall be issued in the name of the transferee), and (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145 promulgated under the Securities Act. At any time following the time at which Rule 145 under the Securities Act shall not impose any further restrictions on the transfer of the Parent Securities received by Stockholder in the Merger, Stockholder may deliver such Parent Securities to Parent and Parent shall cause such Parent Securities to be reissued without the foregoing legend and shall countermand the stop transfer instructions.

4. Exempt Transfers. The restrictions of Section 2 shall not apply to any transfer of Parent Securities by gift, will or intestate succession by Stockholder to his or her spouse or lineal descendants or ancestors or any trust for the benefit of any of the foregoing (a “Permitted Transfer”); provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were the original Stockholder hereunder.

5. Independence of Obligations. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

6. Specific Performance. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or

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similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

7. Other Agreements. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Affiliate Agreement.

8. Notices. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to Parent:

The Cooper Companies

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

Attn: Carol R. Kaufman, Secretary

Fax: (925) 460-3662

if to Stockholder:

_______________________

_______________________

_______________________

Attn:

Fax: (    )

9. Severability. Any term or provision of this Affiliate Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Affiliate

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Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10. Applicable Law; Jurisdiction. THIS AFFILIATE AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties arising out of this Affiliate Agreement, (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of Alameda, State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with Section 8.

11. Waiver; Termination. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Merger Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

12. Captions. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

13. Further Assurances. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

14. Entire Agreement. This Affiliate Agreement sets forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and supersedes all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof.

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15. Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

16. Amendments. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

17. Assignment. This Affiliate Agreement and all obligations hereunder are personal to the parties hereto and may not be transferred or delegated at any time.

18. Binding Nature. Subject to Section 16, this Affiliate Agreement will inure to the benefit of Parent and its successors and permitted assigns and will be binding upon Stockholder and Stockholder’s representatives, executors, administrators, estate, heirs, successors and assigns.

19. Survival. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

6.

Stockholder has executed this Affiliate Agreement on                     , 2004.

By:

Name:

Title:

NUMBER OF OUTSTANDING SHARES OF

COMMON STOCK OF THE COMPANY

HELD BY STOCKHOLDER:

____________________________________

NUMBER SHARES OF COMMON STOCK OF THE COMPANY

SUBJECT TO OPTIONS HELD BY STOCKHOLDER:

____________________________________

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